Exhibit 99.1

FOR IMMEDIATE RELEASE August 20, 2020

Sorrento ENTERS INTO MERGER AGREEMENT TO ACQUIRE SmartPharM and

develop pipeline of gene-encoded therapeutic antibodies, starting with neutralizing antibodies to treat covid-19 and cancer therapeutics

•	The combination of SmartPharm’s Gene Mab™ gene-encoded in vivo expression system and Sorrento’s SARS-CoV-2 neutralizing antibodies may potentially provide longer-acting, single injection protection against COVID-19.

•	Beyond COVID-19, the synergies between Sorrento’s proprietary fully human G-MAB™ Antibody Library and SmartPharm’s Gene-Encoded Therapeutics (GET) Platform are expected to provide a vast product pipeline of novel, long-acting therapeutic proteins for a broad range of diseases, including cancer.

SAN DIEGO and BOSTON, August 20th, 2020 /GlobeNewswire/ -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”) and SmartPharm Therapeutics, Inc. (“SmartPharm”) announced today the signing of a merger agreement under which Sorrento will acquire SmartPharm, a gene-encoded therapeutics company developing non-viral DNA and RNA gene delivery platforms for COVID-19 and rare diseases with broad potential for application in enhancing antibody-centric therapeutics.

As previously announced on July 24, 2020, Sorrento and SmartPharm entered into a letter of intent setting forth the terms and conditions by which Sorrento would acquire SmartPharm. In consideration for the acquisition, at closing, SmartPharm equity holders will receive up to an aggregate of $19.4 million of shares of Sorrento common stock, subject to certain adjustments, based on a price per share calculated in accordance with the merger agreement.

Sorrento and SmartPharm also previously announced a research and development collaboration to encode and express in vivo Sorrento’s proprietary SARS-CoV-2 neutralizing monoclonal antibodies utilizing SmartPharm’s Gene Mab plasmid nanoparticle platform.

Using SmartPharm’s technology, Sorrento has identified STI-2020dna (DNA plasmid injection), an antibody encoded DNA plasmid candidate derived from Sorrento’s proprietary STI-1499 (COVI-GUARD™) and matured and optimized for DNA plasmid delivery to generate antibodies in vivo directed against the SARS-CoV-2 virus and its highly contagious D614G variant. STI-2020dna is currently undergoing preclinical in vivo studies and has the potential to generate long-lasting anti-viral protection with a single intra-muscular administration.

“We are very encouraged by the preclinical data generated thus far by our STI-2020dna plasmid candidate against COVID-19,” said Henry Ji, Ph.D., CEO of Sorrento Therapeutics. “STI-2020dna has the potential to produce potent antibodies in the human body in vivo which may provide an attractive alternative to vaccines that might not be effective against the emerging and highly contagious variants of the virus.”

“The merger with Sorrento presents a tremendous opportunity to advance our next-generation, non-viral gene therapy technology and combine it with Sorrento’s significant R&D and manufacturing capabilities,” said Jose Trevejo M.D., Ph.D., CEO of SmartPharm Therapeutics. “From the first emergence of this deadly coronavirus, Sorrento has dedicated their resources to the development of multiple countermeasures to COVID-19, including potent antibody candidates. This merger should help accelerate our gene-encoded antibody platform technology (Gene Mab) with the ultimate goal of helping patients affected by this global pandemic as well as other diseases.”

The transaction is expected to close in early September 2020, subject to customary closing conditions. If the proposed merger is consummated, the issuance of the shares of Sorrento common stock would be made in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. Such shares of Sorrento common stock would not be registered under the Securities Act and could not be offered or sold without registration unless an exemption from such registration is available. This press release does not constitute an offer to sell or the solicitation of an offer to buy, any shares of Sorrento common stock.

About SmartPharm Therapeutics

SmartPharm Therapeutics, Inc. is a privately held, development stage biopharmaceutical company focused on developing next-generation, non-viral gene therapies for the treatment of serious or rare diseases with the vision of creating “Biologics from Within.” SmartPharm is currently developing a novel pipeline of non-viral, gene-encoded proteins for the treatment of conditions that require biologic therapy such as enzyme replacement and tissue restoration. SmartPharm commenced operations in 2018 and is headquartered in Cambridge, MA, USA. For more information, please visit www.smartpharmtx.com.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento's multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies ("G-MAB™ library"), clinical stage immuno-cellular therapies ("CAR-T", "DAR-T™"), antibody-drug conjugates ("ADCs"), and clinical stage oncolytic virus ("Seprehvir™"). Sorrento is also developing potential coronavirus antiviral therapies and vaccines, including COVIDTRAP™, ACE-MAB™, COVI-MAB™, COVI-GUARD™, COVI-SHIELD™ and T-VIVA-19™; and diagnostic test solutions, including COVI-TRACK™ and COVI-TRACE™. Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin ("RTX"), and ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia. RTX is completing a phase IB trial for intractable pain associated with cancer and a phase 1B trial in osteoarthritis patients.  ZTlido® was approved by the FDA on February 28, 2018.

Page | 2

For more information, visit www.sorrentotherapeutics.com

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the proposed acquisition of SmartPharm; the completion of the proposed acquisition of SmartPharm; the potential effects that the acquisition of SmartPharm may have on Sorrento’s business and product candidate pipeline; the expected timing for the closing of the transaction; the data read-outs related to ongoing studies for COVID-19 using antibodies and gene-encoded antibodies; the potency and potential blocking capabilities of STI-1499 and STI-2020dna and their respective impact on SARS-CoV-2 and the D614G variant; the expected length of any antiviral protection provided by STI-1499 and STI-2020dna; the potential administration and applications of STI-1499 and STI-2020dna, alone or in combination; the timeline and status of preclinical testing for STI-1499 and STI-2020dna; the potential safety and efficacy of STI-1499 and STI-2020dna; the therapeutic potential of STI-1499 and STI-2020dna for SARS-CoV-2 and COVID-19; the potential costs associated with manufacturing STI-2020dna and other DNA plasmids; Sorrento’s ability to produce antibody candidates against pathogens and cancer cells; Sorrento’s ability to transition from product development to full scale manufacturing and commercialization; Sorrento’s ability to advance SmartPharm’s intellectual property, including its non-viral gene therapy technology and its gene-encoded platform technology; Sorrento’s ability to combine SmartPharm’s intellectual property, including its non-viral gene therapy technology, with Sorrento’s research and development and manufacturing capabilities; and Sorrento’s potential position in the anti-viral immunity industry. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risk that the proposed acquisition of SmartPharm will not occur; risks related to Sorrento's technologies and prospects with newly acquired technologies, including the proposed acquisition of SmartPharm and the utilization of SmartPharm’s Gene-Encoded Therapeutics (GET) platforms for the treatment and prevention of coronavirus infections and other pathogens and cancer cells; risks related to seeking regulatory approvals and conducting clinical trials; the clinical and commercial success of the treatment and prevention of coronavirus infections using monoclonal antibodies and gene-encoded antibodies; the viability and success of using monoclonal antibodies and gene-encoded antibodies for treatments in anti-viral therapeutic areas, including coronavirus; clinical development risks, including risks in the progress, timing, cost and results of clinical trials and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that prior study and trial results may not be replicated in future studies and trials; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks related to seeking regulatory approvals and conducting clinical trials; risks of manufacturing drug product; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its strategies; risks related to the global impact of COVID-19 and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

# # #

Media and Investor Relations

Contact: Alexis Nahama, DVM (SVP Corporate Development)

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

# # #

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, COVI-GUARDTM, COVI-SHIELD™, COVIDTRAP™, T-VIVA-19™, COVI-MAB™, ACE-MABTM, COVI-TRACK™, COVI-TRACE™, Saving-Life™ and Improving-Life™ are trademarks of Sorrento Therapeutics, Inc.

ZTlido® is a trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

© 2020 Sorrento Therapeutics, Inc. All Rights Reserved.

Page | 3